UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 20, 2006
GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
(Exact name of registrants as specified in their charters)

Delaware Delaware	333-116040 333-114502	72-1575170 72-1575168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrants’ telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 20, 2006, each of GNC Corporation (“GNC”) and General Nutrition Centers, Inc. (“Centers,” and together with GNC, the “Company”) entered into indemnification agreements (each, an “Indemnification Agreement”) with the following additional directors and senior officers of the Company and its subsidiaries: (a) Laurence M. Berg, director; (b) Michael S. Cohen, director; (c) Alan Schlesinger, Executive Vice President and Chief Merchandising Officer; (d) Mark L. Weintrub, Senior Vice President, Chief Legal Officer and Secretary; and (e) Darryl Green, Senior Vice President, Domestic Franchising. Each Indemnification Agreement is effective as of the date of appointment for each director or senior officer.
     Pursuant to the terms of each of the Indemnification Agreements, each director and senior officer is entitled to be indemnified to the maximum extent permitted by law if he is or is threatened to be made a party to a proceeding by reason of his status as a director or officer or the Company or its subsidiaries. As a matter of corporate policy, both GNC and Centers have previously executed indemnification agreements with all other directors of the Company and all other officers of the Company and its subsidiaries in the position of Senior Vice President and above.
     A copy of the form of Indemnification Agreement for GNC is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the form of Indemnification Agreement for Centers is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits.
10.1	Form of Indemnification Agreement for directors and senior officers of GNC Corporation.
10.2	Form of Indemnification Agreement for directors and senior officers of General Nutrition Centers, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated: April 25, 2006

GNC CORPORATION GENERAL NUTRITION CENTERS, INC. (Registrants)

By:	/s/ Mark L. Weintrub

Name: Title:	Mark L. Weintrub Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement for directors and senior officers of GNC Corporation.

10.2	Form of Indemnification Agreement for directors and senior officers of General Nutrition Centers, Inc.